Exhibit 99.1

Mindspeed® Reports Fiscal 2008 First Quarter Results

Company Achieves Record Non-GAAP Operating Income Driven by Growth in its VoIP Business; Generates $1.7 Million in Cash

NEWPORT BEACH, Calif.--(BUSINESS WIRE)--Mindspeed Technologies, Inc. (NASDAQ:MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced revenues of $35.3 million for the first quarter of fiscal 2008, which ended December 31, 2007, an increase of 5 percent compared to $33.7 million for the fourth quarter of fiscal 2007 and up 17 percent from the $30.2 million reported for the first quarter of fiscal 2007.

The company’s non-GAAP gross margin was $25.2 million, or 71.4 percent of revenues, including a 2.3 percent benefit from the sale of certain patents that are no longer core to its business. Presented on a GAAP basis, gross margin was $25.0 million, or 70.7 percent of revenues.

The company’s operating income on a non-GAAP basis was $2.0 million for the first fiscal quarter of 2008 compared to non-GAAP operating income of $1.1 million for the fourth fiscal quarter of 2007. Presented on a GAAP basis, the operating loss was $300 thousand compared to a loss of $400 thousand for the fourth fiscal quarter of 2007.

The company’s net income for the first quarter of fiscal 2008 on a non-GAAP basis was $1.5 million, or $0.01 per share, compared to non-GAAP net income of $1.0 million, or $0.01 per share, for the fourth fiscal quarter of 2007. Presented on a GAAP basis, the net loss was $800 thousand, or $0.01 per share, compared to a net loss of $500 thousand, or $0.00 per share, for the fourth fiscal quarter of 2007. Reconciliations of the non-GAAP measures to GAAP measures are included in the accompanying financial data.

Revenues from multiservice access voice-over-IP (VoIP) processor solutions increased 13 percent sequentially, contributing 28 percent of total first fiscal quarter 2008 revenues. Revenues from high-performance analog products increased 4 percent sequentially, representing 30 percent of the total. Wide area networking communication product revenues were flat sequentially, contributing the remaining 42 percent of first fiscal quarter 2008 revenues.

“I am quite proud of our business performance in our first fiscal quarter of 2008,” said Raouf Halim, Mindspeed’s chief executive officer. “We achieved results toward the high end of our revenue guidance range of up 1 to 6 percent sequentially, driven by double-digit growth in our VoIP business. We delivered record non-GAAP operating income, marking our third consecutive quarter of improving non-GAAP operating profitability, with positive cash flow generation for the first time.”

Outlook

Mindspeed expects fiscal 2008 second quarter revenues to be in the range of $34.2 million to $36.4 million, flat at the mid-point of the range. The company expects second quarter non-GAAP gross margin to be approximately 70 percent and non-GAAP operating expenses to be approximately $23.7 million, with continued positive non-GAAP operating income and positive non-GAAP cash flow.

First Quarter Fiscal 2008 Conference Call

Mindspeed will conduct a conference call to discuss its first quarter fiscal 2008 results this afternoon, Monday, Jan. 28, 2008, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time. To listen to the conference call via telephone, call 866-246-6203 (domestic) or 706-643-1612 (international), password: Mindspeed. To listen via the internet, visit the Investors section of Mindspeed’s web site at www.mindspeed.com. Replay of the conference call will be available via telephone two hours after it concludes for 30 days by calling 800-642-1687 (domestic) or 706-645-9291 (international), conference ID: 30251122. Replay will also be available on Mindspeed’s web site at www.mindspeed.com.

About Mindspeed Technologies®

Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide-area networks.

The company’s three key product families include high-performance analog transmission and switching solutions, multiservice access voice-over-IP processors designed to support voice and data services across wireline and wireless networks and WAN communication products such as T/E carrier transmission devices and ATM/MPLS network processors.

Mindspeed’s products are used in a wide variety of network infrastructure equipment, including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment.

To learn more, visit us at www.mindspeed.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include the information under the heading “Outlook” and other information regarding the company’s expectations, goals or intentions, including, but not limited to, statements regarding trends and future performance of the company’s business units; the company’s ability to maintain or improve non-GAAP operating profitability and non-GAAP cash flow; expected levels of operating expense; expected demand for the company’s products; growth prospects in various markets; and operating results for future periods. These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: market demand for the company’s new and existing products and its ability to increase revenues; the company’s ability to maintain operating expenses within anticipated levels; the company’s ability to further generate cash; availability and terms of capital needed for the company’s business; constraints in the supply of wafers and other product components from the company’s third-party manufacturers; the company’s ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; the company’s ability to attract and retain qualified personnel; successful development and introduction of new products; the company’s ability to successfully integrate acquired businesses and realize the anticipated benefits from such acquisitions; the company’s ability to obtain design wins and develop revenues from them; pricing pressures and other competitive factors; industry consolidation; order and shipment uncertainty; changes in customers’ inventory levels and inventory management practices; fluctuations in manufacturing yields; product defects; and intellectual property infringement claims by others and the ability to protect the company’s intellectual property. Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007, as well as similar disclosures in the company’s subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

MINDSPEED TECHNOLOGIES, INC. Consolidated Condensed Statements of Operations (unaudited, in thousands, except per share amounts)

	Three months ended
	Dec. 31,	Sept. 30,	Dec. 31,
	2007	2007	2006

Net revenues	$35,301	$33,683	$30,157
Cost of goods sold (a)(b)	10,342	10,318	10,677
Gross margin	24,959	23,365	19,480

Operating expenses:
Research and development (a)	13,718	13,266	15,600
Selling, general and administrative (a)	11,506	10,478	10,793
Special charges (a)(c)	81	(4)	3,595
Total operating expenses	25,305	23,740	29,988

Operating loss	(346)	(375)	(10,508)

Other income (expense), net	(401)	(428)	(612)

Loss before income taxes	(747)	(803)	(11,120)

Provision for income taxes	82	(344)	197

Net loss	$(829)	$(459)	$(11,317)

Net loss per share, basic	$(0.01)	$(0.00)	$(0.10)

Weighted-average number of shares used in basic per share computation	113,776	112,483	108,380
(a)	Includes stock-based compensation expense and employer taxes on stock-based compensation.

(b)	Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $0.5 million (December 2007), $0.9 million (September 2007) and $1.2 million (December 2006).

(c)	Special charges consists of asset impairments and restructuring charges.

MINDSPEED TECHNOLOGIES, INC. Reconciliation of Non-GAAP Measures to GAAP Measures (unaudited, in thousands, except per share amounts)

	Three months ended
	Dec. 31,	Sept. 30,	Dec. 31,
	2007	2007	2006

Reconciliation of Non-GAAP Gross Margin to GAAP Gross Margin
Non-GAAP gross margin	$25,198	$23,444	$19,589
Items excluded from non-GAAP gross margin:
Stock-based compensation	80	78	92
Employer taxes on stock-based compensation	4	1	17
Amortization of intangible assets (d)	155	—	—
Gross margin	$24,959	$23,365	$19,480

Reconciliation of Non-GAAP Research and Development Expenses to GAAP Research and Development Expenses
Non-GAAP research and development expenses	$12,857	$12,572	$14,969
Items excluded from non-GAAP research and development expenses:
Stock-based compensation	801	677	579
Employer taxes on stock-based compensation	60	17	52
Research and development expenses	$13,718	$13,266	$15,600

Reconciliation of Non-GAAP Selling, General and Administrative Expenses to GAAP Selling, General and Administrative Expenses
Non-GAAP selling, general and administrative expenses	$10,384	$9,799	$9,916
Items excluded from non-GAAP selling, general and administrative expenses:
Stock-based compensation	773	676	773
Employer taxes on stock-based compensation	33	3	104
Amortization of intangible assets (d)	100	—	—
Employee separation cost (e)	216	—	—
Selling, general and administrative expenses	$11,506	$10,478	$10,793

Reconciliation of Non-GAAP Operating Income/(Loss) to GAAP Operating Loss
Non-GAAP operating income/(loss)	$1,957	$1,073	$(5,296)
Items excluded from non-GAAP operating income/(loss):
Stock-based compensation	1,654	1,431	1,444
Employer taxes on stock-based compensation	97	21	173
Amortization of intangible assets (d)	255	—	—
Employee separation cost (e)	216	—	—
Special charges (f)	81	(4)	3,595
Operating loss	$(346)	$(375)	$(10,508)

Reconciliation of Non-GAAP Net Income/(Loss) to GAAP Net Loss
Non-GAAP net income/(loss)	$1,474	$989	$(6,105)
Items excluded from non-GAAP net income/(loss):
Stock-based compensation	1,654	1,431	1,444
Employer taxes on stock-based compensation	97	21	173
Amortization of intangible assets (d)	255	—	—
Employee separation cost (e)	216	—	—
Special charges (f)	81	(4)	3,595
Net loss	$(829)	$(459)	$(11,317)

Reconciliation of Non-GAAP Net Income/(Loss) Per Share to GAAP Net Loss Per Share
Loss per share, basic:
Non-GAAP net income/(loss)	$0.01	$0.01	$(0.06)
Adjustments	(0.02)	(0.01)	(0.04)
Net loss	$(0.01)	$(0.00)	$(0.10)

Reconciliation of Non-GAAP Cash Generation (Consumption) to Net Increase (Decrease) in Cash and Cash Equivalents
Non-GAAP cash generation (consumption)	$1,718	$(5,910)	$(3,459)
Net sales (purchases) of marketable securities	—	6,250	(1,387)
Net increase (decrease) in cash and cash equivalents	$1,718	$340	$(4,846)
(d)	Amortization of intangible assets reflects amortization expense on purchased intangibles from the acquisition of certain of the assets of Ample Communications, Inc. in the fourth quarter of fiscal 2007.
(e)	Employee separation costs consist of severance benefits payable to a former officer of the company as a result of organizational changes.
(f)	Special charges consists of asset impairments and restructuring charges.

Non-GAAP Measures

We provide non-GAAP measures as a supplement to financial results based on GAAP. A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is set forth above under the heading “Reconciliation of Non-GAAP Measures to GAAP Measures.” Investors are encouraged to review this reconciliation. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding stock-based compensation, employer taxes on stock-based compensation, employee separation costs, amortization of intangible assets, and/or the effects of special charges such as asset impairments and restructuring charges. We have historically reported similar financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

We use non-GAAP gross margin, research and development expenses, selling, general and administrative expenses, operating income/(loss), net loss, net loss per share and cash generation/(consumption) internally to evaluate our operating performance and to determine certain components of management compensation. In addition, we use these non-GAAP measures for internal budgets and forecasts. We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Non-GAAP gross margin excludes stock-based compensation expense, employer taxes on stock-based compensation and amortization of intangible assets. Non-GAAP research and development expenses, selling, general and administrative expenses, operating income/(loss), net loss and net loss per share exclude stock-based compensation expense, employer taxes on stock-based compensation, amortization of intangible assets, employee separation costs and special charges. Non-GAAP cash generation/(consumption) is the net increase (decrease) in cash and cash equivalents excluding the sales and purchases of marketable securities.

As a result of our adoption of SFAS 123R, “Share-Based Payment” in the first quarter of fiscal 2006, our GAAP statements of operations for periods beginning in fiscal year 2006 include stock-based compensation expense. We believe that excluding stock-based compensation from non-GAAP measures facilitates a comparison of our results with prior periods and can enhance the understanding of our performance. We exclude employer taxes on stock-based compensation from non-GAAP measures because we believe it provides a helpful perspective on our operating performance. We exclude the amortization of intangible assets from non-GAAP measures because we believe it provides a helpful perspective on our operating performance. We exclude employee separation costs because it includes significant discrete items that may not be indicative of our ongoing operations or economic performance. We exclude special charges from non-GAAP measures because it includes restructuring charges, asset impairments and other significant discrete items that may not be indicative of our ongoing operations and economic performance. We provide non-GAAP cash generation/(consumption) because we believe it is important for investors to understand changes in our total liquidity period to period.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges, employee separation costs and stock-based compensation related expenses.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. For complete information on stock-based compensation, amortization of intangible assets, employee separation costs and special charges, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

MINDSPEED TECHNOLOGIES, INC. Consolidated Condensed Balance Sheets (unaudited, in thousands)

	Dec. 31,	Sept. 30,
	2007	2007
ASSETS
Current Assets
Cash and cash equivalents	$27,514	$25,796
Receivables, net	12,508	13,584
Inventories	12,794	15,023
Prepaid expenses and other current assets	4,296	3,763
Total current assets	57,112	58,166

Property, plant and equipment, net	13,322	13,147
Intangible assets, net	5,293	5,524
License agreements	1,774	1,798
Other assets	2,788	3,444
Total assets	$80,289	$82,079

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$5,394	$7,117
Deferred revenue	4,577	4,852
Accrued compensation and benefits	6,085	5,286
Accrued income tax	124	752
Restructuring	952	1,478
Other current liabilities	1,707	2,867
Total current liabilities	18,839	22,352

Convertible senior notes	45,145	45,037
Other liabilities	473	444
Total liabilities	64,457	67,833

Stockholders' equity	15,832	14,246
Total liabilities and stockholders' equity	$80,289	$82,079

MINDSPEED TECHNOLOGIES, INC. Consolidated Condensed Statements of Cash Flows (unaudited, in thousands)

	Three months ended
	December 31,
	2007	2006

Cash Flows From Operating Activities
Net loss	$(829)	$(11,317)
Adjustments required to reconcile net loss to the net cash provided by (used in) operating activities, net of effects of acquisitions:
Depreciation and amortization	1,610	1,267
Stock compensation	1,654	1,476
Inventory provisions	(347)	(323)
Other non-cash items, net	128	92
Changes in assets and liabilities:
Receivables	1,087	1,743
Inventories	2,576	(533)
Accounts payable	(627)	1,025
Deferred revenue	(275)	(818)
Accrued expenses and other current liabilities	56	3,332
Other	(245)	1,304

Net cash provided by (used in) operating activities	4,788	(2,752)

Cash Flows From Investing Activities
Capital expenditures	(2,013)	(1,066)
Acquisition of assets, net of cash acquired	(1,155)	—
Net sales of marketable securities	—	(1,387)

Net cash used in investing activities	(3,168)	(2,453)

Cash Flows From Financing Activities
Exercise of options and warrants	101	359

Net cash provided by financing activities	101	359

Effect of foreign currency exchange rates on cash	(3)	—

Net increase (decrease) in cash and cash equivalents	1,718	(4,846)
Cash and cash equivalents at beginning of period	25,796	29,976

Cash and cash equivalents at end of period	$27,514	$25,130

MINDSPEED TECHNOLOGIES, INC. Selected Corporate Data (unaudited, in thousands)

	Three months ended
	Dec. 31,	Sept. 30,	Dec. 31,
	2007	2007	2006

Gross margin %	71%	69%	65%

Cash provided by (used in):
Operating activities	$4,788	$(607)	$(2,752)
Investing activities	(3,168)	737	(2,453)
Financing activities	101	92	359
Effect of foreign currency on cash	(3)	118	—
Net increase (decrease) in cash	$1,718	$340	$(4,846)

Depreciation	$1,198	$1,282	$1,267
Capital expenditures	1,326	1,624	1,066

Revenues by region:
Americas	$13,626	$12,317	$10,019
Europe	4,004	3,587	2,955
Asia-Pacific	17,671	17,779	17,183
	$35,301	$33,683	$30,157

Revenues by product line:
Multiservice access DSP products	$9,942	$8,795	$8,986
High-performance analog products	10,574	10,122	9,794
WAN communications products	14,785	14,766	11,377
	$35,301	$33,683	$30,157

CONTACT:
Editorial Contact:
Mindspeed Technologies, Inc.
Thomas Stites, (949) 579-3650
or
Investor Relations Contact:
Mindspeed Technologies, Inc.
Simon Biddiscombe, (949) 579-6283